Exhibit 10.1
     THIS FIRST AMENDING AGREEMENT dated as of the 30th day of September, 2010 BETWEEN:
MAD CATZ, INC.
as Borrower
- and -
WELLS FARGO CAPITAL FINANCE, LLC
as Lender and US Collateral Agent
          WHEREAS Wells Fargo Capital Finance, LLC, successor by merger to Wachovia Capital Finance Corporation (Central), as Lender and US Collateral Agent (“Wells Fargo”), Borrower, MCII and certain other Obligors entered into a Third Amended and Restated Loan Agreement dated as of June 23, 2009 (as amended, modified, supplemented, extended, renewed, restated or replaced from time to time, the “Loan Agreement”) pursuant to which certain credit facilities were established in favour of Borrower;
          AND WHEREAS the parties hereto wish to enter into this First Amending Agreement to amend certain terms and conditions of the Loan;
          NOW THEREFORE THIS FIRST AMENDING AGREEMENT WITNESSES THAT in consideration of the covenants and agreements contained herein and for other good and valuable consideration, the parties hereto agree as follows:
Section 1 General
               In this First Amending Agreement, unless otherwise defined or the context otherwise requires, all capitalized terms shall have the respective meanings specified in the Loan Agreement.
Section 2 To be Read with Loan Agreement
               This First Amending Agreement is an amendment to the Loan Agreement. Unless the context of this First Amending Agreement otherwise requires, the Loan Agreement and this First Amending Agreement shall be read together and shall have effect as if the provisions of the Loan Agreement and this First Amending Agreement were contained in one agreement. The term “Agreement” when used in the Loan Agreement means the Loan Agreement as amended by this First Amending Agreement, together with all amendments, modifications, supplements, extensions, renewals, restatements and replacements thereof from time to time.

Section 3 No Novations
               Nothing in this First Amending Agreement, nor in the Loan Agreement when read together with this First Amending Agreement, shall constitute a novation, payment, re-advance or reduction or termination in respect of any Obligations.
Section 4 Amendments to Loan Agreement
(a)	Section 1.56 (“Maximum Credit”) of the Loan Agreement is hereby deleted and replaced with the following:
“1.56 “Maximum Credit”
“Maximum Credit” shall mean the following amount:

(a)	on or before December 30, 2010	$50,000,000
(b)	on or after December 31, 2010 and on or before January 30, 2011	$35,000,000
(c)	on or after January 31, 2011	$30,000,000	.”
Section 5 Representations and Warranties
               In order to induce Wells Fargo to enter into this First Amending Agreement, Borrower represents and warrants to Wells Fargo as follows, which representations and warranties shall survive the execution and delivery hereof:
(a)	the representations and warranties set forth in Section 7 of the Loan Agreement continue to be true and correct as of the date hereof;

(b)	the execution, delivery and performance of this First Amending Agreement and the transactions contemplated hereunder are all within Borrower’s corporate powers, have been duly authorized and are not in contravention of law or the terms of Borrower’s certificate of incorporation, by-laws or other organizational documentation, or any indenture, agreement or undertaking to which Borrower is a party or by which Borrower or its property is bound;

(c)	Borrower has duly executed and delivered this First Amending Agreement;

(d)	this First Amending Agreement constitutes a legal, valid and binding obligation of Borrower, enforceable against it by Wells Fargo in accordance with its terms;

(e)	no Default or Event of Default exists; and

(f)	Borrower is in compliance with the covenants contained in Section 5, Section 6 and Section 8 of the Loan Agreement.

Section 6 Condition Precedent
               This First Amending Agreement shall not be effective until Wells Fargo has received, in form and substance satisfactory to Wells Fargo, a copy (original or photocopy, at the discretion of Wells Fargo) of this First Amending Agreement executed by Borrower and the Obligors party hereto.
Section 7 Amendment Fee
               Borrower shall pay to Wells Fargo an amendment fee of $100,000, which amendment fee shall be fully earned as of and payable on the date hereof.
Section 8 Expenses
               Borrower shall pay all fees, expenses and disbursements including, without limitation, legal fees, incurred by or payable to Wells Fargo in connection with the preparation, negotiation, completion, execution, delivery and review of this First Amending Agreement and all other documents and instruments arising therefrom and/or executed in connection therewith.
Section 9 Continuance of Loan Agreement and Security
               The Loan Agreement and Financing Agreements, as amended by this First Amending Agreement, shall be and continue in full force and effect and is hereby confirmed and the rights and obligations of all parties thereunder shall not be affected or prejudiced in any manner except as specifically provided for in this First Amending Agreement. It is agreed and confirmed that after giving effect to this First Amending Agreement, all security and guarantees delivered by Borrower and each Obligor secures the payment of all of the Obligations including, without limitation, the obligations arising under the Loan Agreement, as amended by the terms of this First Amending Agreement.
Section 10 Counterparts
               This First Amending Agreement may be executed in any number of separate original or facsimile counterparts, each of which shall be deemed an original and all of said counterparts taken together shall be deemed to constitute one and the same instrument.
Section 11 Governing Law
               The validity, interpretation and enforcement of this First Amending Agreement and any dispute arising out of the relationship between the parties hereto, whether in contract, tort, equity or otherwise, shall be governed by the laws of the State of Illinois.
[SIGNATURE PAGE FOLLOWS]

               IN WITNESS WHEREOF the parties hereto have executed this First Amending Agreement as of the day and year first above written.

US COLLATERAL AGENT AND LENDER		BORROWER

WELLS FARGO CAPITAL FINANCE, LLC		MAD CATZ, INC.

By:	/s/ Sean M. Noonan	By:	/s/ Darren Richardson
	Name: Sean M. Noonan		Name: Darren Richardson
	Title: Vice President, Relationship Manager		Title: President & CEO

Each of the undersigned Obligors hereby:
(a)	acknowledges, confirms and agrees that such Obligor’s Financing Agreements (as each of the same may have been amended, modified, supplemented, extended, renewed, restated or replaced) remain in full force and effect as at the date hereof in respect of the Obligations under the Loan Agreement; and

(b)	acknowledges and confirms that such Obligor has received a copy of the Loan Agreement and this First Amending Agreement and understands the terms thereof.
Dated as of the 30th day of September, 2010.

MAD CATZ INTERACTIVE, INC.		1328158 ONTARIO INC.

By:	/s/ Darren Richardson	By:	/s/ Darren Richardson
	Name: Darren Richardson		Name: Darren Richardson
	Title: President & CEO		Title: President

MAD CATZ (EUROPE) LIMITED		WINKLER ATLANTIC HOLDINGS LIMTED

By:	/s/ Darren Richardson	By:	/s/ Darren Richardson
	Name: Darren Richardson		Name: Darren Richardson
	Title: Director		Title: Director

FX UNLIMITED, INC.		MAD CATZ INTERACTIVE ASIA LIMITED

By:	/s/ Darren Richardson	By:	/s/ Darren Richardson
	Name: Darren Richardson		Name: Darren Richardson
	Title: President		Title: Director

SAITEK ELEKTRONIK VERTRIEBS GMBH

By:	/s/ Darren Richardson
Name: Darren Richardson
Title: Director